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                                                                       EXHIBIT 5
                                                                       ---------


                                 June __, 1996


Ryerson Tull, Inc.
2621 West 15th Place
Chicago, Illinois  60608


     Re:  $250,000,000 of Debt Securities

Ladies and Gentlemen:

     We have acted as counsel to Ryerson Tull, Inc., a Delaware corporation (the "Company"), in connection with the corporate proceedings (the "Corporate Proceedings") taken and to be taken relating to the public offering of $250,000,000 of Debt Securities (the "Debt Securities"). The Debt Securities are to be issued under an Indenture to be entered into between the Company and The Bank of New York, as Trustee (the "Indenture"). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a registration statement on Form S-1 (the "Registration Statement") relating to the Debt Securities. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

     Based on the foregoing, it is our opinion that, upon completion of the Corporate Proceedings, the Debt Securities will have been duly authorized for issuance and, when the Indenture has been duly executed and delivered by the parties thereto and when the Debt Securities are duly executed, authenticated, issued and delivered, the Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding at law or in equity).

     We consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Debt Securities and to the reference to us under the caption "Validity of the Notes" therein.

                              Very truly yours,


                              MAYER, BROWN & PLATT